UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Trio Petroleum Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	The NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2026, at the annual meeting of stockholders (the “Annual Meeting”) of Trio Petroleum Corp (the “Company”), of the Company’s 32,377,399 shares of common stock issued and outstanding and eligible to vote as of the record date of March 26, 2026, a quorum of 13,229,846 shares, or approximately 40.9% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 6, 2026. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of One Class III Director

The first proposal was the election of one (1) Class III director to serve for a three-year term that expires at the 2029 annual meeting of stockholders, or until the election and qualification of his respective successor in office, subject to his earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
Robin Ross	4,171,474	1,051,922	8,006,450

The nominee was elected.

Proposal No. 2: Approval of the Amendment to the Amended and Restated Certificate of Incorporation (Reverse Stock Split)

The second proposal was the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, if deemed necessary by our Board of Directors, by a ratio of not less than one-for-two (1:2) and not more than one-for-ten (1:10), with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
10,308,391	2,356,772	564,683

Proposal No. 2 was approved by a majority of the votes cast. A reverse stock split of the Company’s outstanding shares will be effective after the final approval of a ratio by the Company’s Board of Directors, and upon the filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

Proposal No. 3: Approval of an Amendment to the Company’s 2022 Equity Incentive Plan (Increase in Shares Reserved)

The third proposal was the approval of an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan from 2,952,383 shares of common stock to 6,452,383 shares of common stock by adding 3,500,000 shares. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,588,103	1,149,760	485,533	8,006,450

Proposal No. 3 was approved by a majority of the votes cast.

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The fourth proposal was the ratification of the appointment of Bush & Associates CPA LLC. as the Company’s independent registered public accounting firm for the year ending October 31, 2026. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
11,840,250	682,374	707,222

Proposal No. 4 was approved by a majority of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp

Date: May 22, 2026	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer